UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report:                                       October 6, 2005
(Date of earliest event reported)                           (September 30, 2005)


                             Multimedia Games, Inc.
             (Exact name of registrant as specified in its charter)

                                    001-14551
                            (Commission File Number)


                  Texas                                           74-2611034
      (State or other jurisdiction                              (IRS Employer
            of incorporation)                                Identification No.)

 206 Wild Basin Rd., Bldg. B, Suite 400,
              Austin, Texas                                         78746
(Address of principal executive offices)                          (Zip Code)


       Registrant's telephone number, including area code: (512) 334-7500


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01 Entry Into a Material Definitive Agreement.

On September 30, 2005, the Compensation Committee of the Board of Directors (the "Committee") of Multimedia Games, Inc. (the "Company" or "we") approved an immediate acceleration of the vesting for certain out-of-the-money unvested stock options previously awarded to employees. The accelerated options were issued under our 2001, 2002, 2003, and Ad Hoc Stock Option Plans. The Committee made the decision to immediately vest these options based in part on the Financial Accounting Standards Board's issuance of Statement of Financial Accounting Standards No. 123 (Revised 2004), or SFAS No. 123(R). The Committee also considered the limited retention and motivational incentive of various groups of our out-of-the-money stock options. Absent the acceleration of these options, upon adoption of SFAS No. 123(R) on October 1, 2005, we would have been required to recognize approximately $1,500,000 in pre-tax compensation expense from these options over their remaining vesting terms. This current estimate was calculated using the Black-Scholes model. We may ultimately use a different model, such as a lattice model, to calculate this expense, and such calculations may differ significantly from our current estimates. By vesting the selected previously unvested options, that amount of stock-based compensation expense under SFAS No. 123 will only be reflected in our footnote disclosures.

In the event they terminate their employment with or service to the Company prior to the completion of the original vesting terms, certain employees, three of our executive officers, and one of our directors may benefit from the accelerated vesting of their stock options, as they would have the ability to exercise certain options that would have otherwise been forfeited. Because we have accelerated the vesting of only select, out-of-the-money options, no stock-based compensation expense will be recorded with respect to these options. The closing market price per share of our common stock on September 30, 2005 was $9.71, and the exercise price of the 311,625 unvested options on that date ranged from $10.15 to $21.53.

The following table summarizes the options subject to acceleration:

                                    Aggregate number
                                       of shares
                                     issuable under
                                      accelerated        Exercise
                                       portion of        Price per
                                        options          Share(1)
                                    ----------------    ----------
Director and Executive Officer
Michael J. Maples                            20,625      $  15.94
P. Howard Chalmers                           20,000      $  12.10
Randy Cieslewicz                             22,500      $  10.15
Dirk Heinen                                  76,250      $  10.84
All Other Employees                         172,250      $  14.31
      Total                                 311,625      $  13.13

(1) The closing price of the Company's closing stock on the day the Compensation Committee approved the acceleration was $9.71


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     MULTIMEDIA GAMES, INC.


Dated: October 6, 2005                               By: /s/ Craig S. Nouis
                                                         -----------------------
                                                         Craig S. Nouis
                                                         Vice President and
                                                         Chief Financial Officer

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